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                                                                   EXHIBIT 10.18

                                PROMISSORY NOTE
                                ---------------


January 30, 1998                                                US$17,000,000.00

     For value received, the undersigned, Airspan Communications Limited, a corporation organized under the laws of England and Wales ("Maker"), unconditionally promises to pay to the order of DSC Telecom L.P., a Texas limited partnership ("Payee"), the principal sum of Seventeen Million United States Dollars (US$17,000,000), together with interest on the outstanding principal balance outstanding from time to time computed on the basis of a 365 or 366 day year, as appropriate, for the actual number of days elapsed, at a rate per annum equal to the lessor of 7% or the Maximum Legal Rate (as defined below). Commencing April 15, 1998 through and including January 15, 2001, on the fifteenth day of each July, October, January and April, accrued but unpaid interest shall be considered additional principal and added to the principal indebtedness hereunder. Commencing February 1, 2001, on the first day of each month thereafter in equal payments of principal and interest over a period of thirty-six consecutive months so that at the end of such thirty-six month period the entire unpaid principal balance is amortized in full. The entire unpaid principal balance of this Note and any accrued but unpaid interest shall be due and payable in full on December 15, 2004. In the event (i) the principal mount payable under this Note is adjusted pursuant to (S)11(b)(v) of that certain Asset Purchase Agreement (herein so called) of even date herewith by and between Airspan Communications Corporation, a Delaware corporation and the ultimate parent of Maker ("Airspan") and DSC Communications Corporation, a Delaware corporation and the ultimate parent of Payee, or (ii) Payee or any of its affiliates exercises their preemptive rights pursuant to (S)5 of this Note, the amount of the equal payments of principal and interest shall be recalculated such that from and after the date of the adjustment of the principal amount of such Note the remaining principal and interest are amortized in equal monthly payments for the remainder of the thirty-six (36) month period referred to in the immediately preceding sentence.

     1. Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty, but only if all accrued interest on the mount of each such prepayment is paid to the date of such prepayment. All prepayments on this Note shall be applied first to accrued but unpaid interest and then to principal.

     2. Events of Default and Remedies. The entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable upon the occurrence of any one or more of the following events of default (individually or collectively herein called an "Event of Default"):

          (a) the failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this Note as and when the same becomes due and payable in accordance with the terms hereof, whether by demand, maturity, acceleration, or otherwise and such failure or refusal to pay shall continue for ten (10) days after notice from Payee;
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          (b)  Maker or Airspan shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its debts generally as they become due or (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (meaning all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally);
     or

          (c) the occurrence of a material breach, default, or event of default under (i) that certain Debenture dated of even date herewith by and between Maker and Payee, or (ii) that certain Security Agreement dated of even date herewith by and between Airspan and Payee, and the continuation of such breach, default, or event of default for thirty (30) days after notice from Payee.

     Upon the occurrence of an Event of Default, the Payee may (a) offset against this Note any sum or sums owed by it or its affiliates to Maker or Airspan (b) foreclose any or all liens or security interests given to secure the repayment of the indebtedness evidenced by this Note, and (c) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Maker in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Maker in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.

     3. Cumulative Rights. No delay on the part of the Payee in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the Payee of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     4. Waiver. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

     5. Preemptive Rights. Notwithstanding anything to the contrary in this Note, the Payee may, in its sole discretion, elect to offset the purchase price of any securities of Maker that Payee or any of its subsidiaries may purchase pursuant to the exercise of any statutory or contractual preemptive rights of Payee or any of its subsidiaries by first applying any accrued
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interest and then any principal owed to it under this Note towards the purchase price of such securities and reducing the amount owed under the Note accordingly.

          6. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. Governing Law; Attorney Fees. This Note and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit or action under this Note commenced by either the Maker or the Payee shall be brought before a court of competent jurisdiction in the State of Delaware and each party hereby consents to the jurisdiction and venue of such court under such circumstances. The successful party in any suit or action brought by one party against the other party concerning this Note or the performance thereof shall be entitled to recover its reasonable attorney fees and out of pocket expenses from the other party.

     8. Severability. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

     9. Assignment. This Note, or any portion hereof, may be assigned by the Payee without the consent of Maker.

     10. Usury Savings. In no event shall the interest rate hereunder exceed the Highest Lawful Rate (as hereinafter defined); "Highest Lawful Rate" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws of the United States and the State of Delaware applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Delaware which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.
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     The undersigned has executed this Note effective as of the day and year first above written.


                                    AIRSPAN COMMUNICATIONS LIMITED


                                    By:  /s/ Thomas Huseby
                                       -------------------------------------
                                    Name:  Thomas S. Huseby
                                         -----------------------------------
                                    Title:  Chairman of the Board
                                          ----------------------------------